Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 1 (File No. 333-171673) of our report dated February 22, 2010, except for Note 17(c), as to which the date is March 11, 2010, relating to the financial statements and financial statement schedule of SS&C Technologies Holdings, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected historical financial data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
January 27, 2011